UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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MICROBOT MEDICAL INC.

(Name of Registrant as Specified in its Charter)

N/A

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MICROBOT MEDICAL INC.

25 Recreation Park Drive, Unit 108

Hingham, MA 02043

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 10, 2019

Dear Shareholders:

NOTICE IS HEREBY GIVEN, that the 2019 Annual Meeting of Shareholders (the “Annual Meeting”) of Microbot Medical Inc. (the “Company”) will be held at 4:00 P.M., Eastern Time on September 10, 2019 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. located at 666 Third Avenue, Room 24C, New York, NY 10017. At the Annual Meeting, you will be asked to vote on:

1.	The election of three Class I directors to the Board of Directors of the Company to serve until the 2022 Annual Meeting of Shareholders;

2.	The ratification of Brightman Almagor Zohar & Co., a Member of Deloitte Touche Tohmatsu Limited, or its U.S. affiliate, as the Company’s independent registered public accounting firm for the year ending December 31, 2019;

3.	To approve an amendment to our certificate of incorporation, as amended, to effect a reduction in the authorized number of shares of capital stock the Company is authorized to issues from 221,000,000 to 61,000,000, including a reduction in the number of authorized shares of common stock of the Company from 220,000,000 to 60,000,000; and

4.	To transact such other and further business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on July 22, 2019 as the record date for determining shareholders who are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Your vote is important to us. Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy card and return it in the enclosed envelope. Returning a proxy will not deprive you of your right to attend the Annual Meeting and vote your shares in person.

The foregoing items of business are more fully described in the accompanying proxy statement.

By Order of the Board of Directors,

Harel Gadot

Chairman, President and Chief Executive Officer

Dated: August 9, 2019

Hingham, Massachusetts

MICROBOT MEDICAL INC.

25 Recreation Park Drive, Unit 108

Hingham, MA 02043

PROXY STATEMENT

2019 ANNUAL MEETING OF SHAREHOLDERS

September 10, 2019

This proxy statement and the accompanying proxy card is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Microbot Medical Inc., a Delaware corporation (the “Company”), of proxies for use at the 2019 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. located at 666 Third Avenue, Room 24C, New York, NY 10017 at 4:00 P.M., Eastern Time, on September 10, 2019, or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and the accompanying Notice of Annual Meeting of Shareholders. This proxy statement and the accompanying proxy card is first being mailed on or about August 12, 2019 to all Shareholders of the Company entitled to vote at the Annual Meeting (the “Shareholders”).

The Company will bear the cost of solicitation of proxies. Directors, officers and employees of the Company may solicit proxies by telephone, email, facsimile, in person or otherwise for no additional compensation. The Company has retained Morrow Sodali LLC to act as a proxy solicitor in conjunction with the annual stockholders meeting at an estimated cost of $7,000 plus expenses. The Company will pay the entire costs of such solicitation as well as the costs of printing and filing this proxy statement and proxy card. The Company will reimburse banks, brokerage firms, proxy solicitors, and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares.

The Board of Directors has fixed the close of business on July 22, 2019, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting or at any postponement or adjournment thereof. There were 4,307,666 shares of our common stock, $.01 par value, outstanding on July 22, 2019, each of which is entitled to one vote for each share on the matters to be voted upon.

Stockholders are being asked to vote on three proposals at the Company’s 2019 Annual Meeting. The proposals to be voted on and related recommendations from the Board of Directors are as follows:

Proposal Number 1.	The election of three Class I directors to the Board of the Company to serve until the 2022 Annual Meeting of Shareholders. The Board recommends that you vote “FOR” each of the nominees.

Proposal Number 2.	The ratification of Brightman Almagor Zohar & Co., a Member of Deloitte Touche Tohmatsu Limited, or its U.S. affiliate, as the Company’s independent registered public accounting firm for the year ending December 31, 2019. The Board recommends that you vote “FOR” this proposal.

Proposal Number 3.	To approve an amendment to our certificate of incorporation to effect to effect a reduction in the authorized number of shares of capital stock the Company is authorized to issues from 221,000,000 to 61,000,000, including a reduction in the number of authorized shares of common stock of the Company from 220,000,000 to 60,000,000 (the “Share Reduction”). The Board recommends that you vote “FOR” this proposal.

In the election of directors, which is Proposal Number 1, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to any of the nominees. For Proposal Number 2 and Proposal Number 3, you may vote “FOR,” vote “AGAINST” or “ABSTAIN.” If you “ABSTAIN” as to Proposal Number 2, the abstention will have no effect. An abstention, a “broker non-vote,” or a failure to submit a proxy card or vote at the Annual Meeting with respect to Proposal Number 3 will have the same effect as voting “AGAINST” such proposal.

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Shares of our common stock represented by proxies in the form enclosed that are properly executed and returned to us and not revoked will be voted as specified in the proxy by the stockholder. In the absence of contrary instructions, or in instances where no specifications are made, the shares will be voted:

i.	FOR the election of three Class I directors to the Board of the Company to serve until the 2022 Annual Meeting of Shareholders.

ii.	FOR the ratification of Brightman Almagor Zohar & Co., a Member of Deloitte Touche Tohmatsu Limited, or its U.S. affiliate, as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

iii.	FOR the approval of the Share Reduction.

iv.	In the discretion of the named proxies as to any other matter that may properly come before the Annual Meeting.

Any stockholder signing and delivering a proxy may revoke it at any time before it is voted by delivering to the company’s corporate secretary a written revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked. Any stockholder attending the Annual Meeting in person may revoke his, her or its proxy and vote his, her or its shares at the Annual Meeting.

How to vote shares at our 2019 Annual Meeting.

Voting at the Annual Meeting. All Company stockholders are invited to attend the Annual Meeting in person. Any stockholder that attends the meeting in person may deliver a completed proxy card in person or vote by completing a ballot, which will be available at the meeting. However, each stockholder intending to vote in person at the Annual Meeting should note that if his, her or its shares are held in the name of a bank, broker or other nominee, such stockholder must obtain a legal proxy, executed in his, her or its favor, from the holder of record to be able to vote at the Annual Meeting. Stockholders should allow enough time prior to the Annual Meeting to obtain this proxy from the holder of record, if needed.

This year, registered stockholders of the Company, meaning stockholders who hold the Company’s stock directly (not through a bank, broker, or other nominee) may cast their vote in any of the following ways:

Vote by Internet. Registered stockholders can vote over the Internet at www.envisionreports.com/MBOT by following the instructions on the proxy card. Internet voting facilities for registered stockholders of record will be available 24 hours a day and will close at 3:00 p.m. (EDT) on September 10, 2019.

Vote by Mail. Registered stockholders can vote by mail by signing, dating and mailing the enclosed proxy card in the postage-paid envelope provided. If the envelope is missing, such a stockholder can mail the completed proxy card or voting instruction card to Computershare, C/O Shareholder Services, P.O. Box 505000, Louisville, KY 40233-5000. The completed card must be received no later than September 9, 2019.

Vote by Telephone. Registered stockholders can vote by telephone by calling the phone number located on the top of your proxy card and following the voice prompts. You will need information from your proxy card to submit your proxy by telephone. Telephone voting facilities for registered stockholders of record will be available 24 hours a day and will close at 3:00 p.m. (EDT) on September 10, 2019.

This year, beneficial stockholders of the Company, meaning stockholders who hold the Company’s stock in the name of a bank, broker, or other nominee (commonly referred to as holding shares in “street name”) may cast their vote in any of the following ways:

Vote by Internet. Beneficial stockholders can vote over the Internet at www.proxyvote.com by following the online instructions. Internet voting facilities for beneficial stockholders of record will be available 24 hours a day and will close at 3:00 p.m. (EDT) on September 10, 2019.

Vote by Mail. Beneficial stockholders can vote by mail by signing, dating and mailing the enclosed voting instruction form (“VIF”) in the postage-paid envelope provided. The completed card must be received no later than September 9, 2019.

Vote by Telephone. Beneficial stockholders can vote by telephone by calling the phone number located on the top of your VIF and following the voice prompts. Telephone voting facilities for beneficial stockholders of record will be available 24 hours a day and will close at 3:00 p.m. (EDT) on September 10, 2019.

The shares voted electronically or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting.

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Quorum, Required Votes and Method of Tabulation

Consistent with Delaware law and the Company’s amended and restated by-laws, a majority of the votes entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. The Company will appoint one or more election inspectors for the meeting to count votes cast by proxy or in person at the Annual Meeting.

If you hold shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions have not been given. This year if you hold shares beneficially in street name and do not vote your shares, your broker or nominee can vote your shares at its discretion on Proposal Number 2. In tabulating the voting result for any proposal for which the required vote is based on the number of shares present, shares that constitute broker non-votes are not considered entitled to vote on that proposal. However, for proposals for which the required vote is based on the number of shares of common stock issued and outstanding, broker non-votes have the same effect as a vote “AGAINST” the proposal. Thus, if stockholders do not give their broker or nominee specific instructions, their shares may not be voted for the election of directors or the Share Reduction. Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum.

What Vote is Required to Approve Each Item?

Election of directors by stockholders, which is Proposal Number 1, will be determined by a plurality of the votes cast by the stockholders entitled to vote at the election that are either present in person or represented by proxy. Consequently, any shares not voted at the annual meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of directors.

For Proposal Number 2, the affirmative “FOR” vote is required by the holders of a majority of the shares present at the Annual Meeting in person or by proxy and voting. Abstentions will have no effect on the outcome of this proposal.

For Proposal Number 3, the affirmative “FOR” vote is required by the holders of a majority of the shares outstanding and entitled to vote on the matter. An abstention, a “broker non-vote,” or a failure to submit a proxy card or vote at the Annual Meeting will have the same effect as voting “AGAINST” this proposal.

Management does not know of any matters to be presented at this year’s Annual Meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement. Stockholders will have no appraisal rights under Delaware law with respect to any of the matters expected to be voted on at the Annual Meeting. If other matters should properly come before the meeting, the proxy holders will vote such matters in their discretion. Any stockholder has the right to revoke his, her or its proxy at any time until it is voted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of our common stock beneficially owned, as of August 8, 2019, by (i) each of our directors, (ii) each of our named executive officers, (iii) all of our current directors and executive officers as a group, and (iv) all those known by us to be to a beneficial owner of more than 5% of the Company’s common stock. In general, “beneficial ownership” refers to shares that an individual or entity has the power to vote or dispose of, and any rights to acquire common stock that are currently exercisable or will become exercisable within 60 days of August 8, 2019. We calculated percentage ownership in accordance with the rules of the SEC. The percentage of common stock beneficially owned is based on 4,307,666 shares outstanding as of August 8, 2019. In addition, shares issuable pursuant to options or other convertible securities that may be acquired within 60 days of August 8, 2019 are deemed to be issued and outstanding and have been treated as outstanding in calculating and determining the beneficial ownership and percentage ownership of those persons possessing those securities, but not for any other persons.

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This table is based on information supplied by each director, officer and principal stockholder of the Company. Except as indicated in footnotes to this table, the Company believes that the stockholders named in this table have sole voting and investment power with respect to all shares of Common Stock shown to be beneficially owned by them, based on information provided by such stockholders. Unless otherwise indicated, the address for each director, executive officer and 5% or greater stockholders of the Company listed is: c/o Microbot Medical Inc., 25 Recreation Park Drive, Unit 108, Hingham, MA 02043.

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned
Directors and Executive Officers
Harel Gadot(1)	329,782	7.39%
Yoav Waizer(2)	2,517	*
Yoseph Bornstein(3)	304,545	7.07%
Scott Burell(2)	2,517	*
Martin Madden(2)	2,517	*
David Ben Naim(2)	3,125	*
Prattipati Laxminarain(2)	2,517	*
All current directors and executive officers as a group (7 persons)(4)	647,520	14.47%
Five Percent Shareholders
LSA - Life Science Accelerator Ltd.(3)	304,545	7.06%
MEDX Ventures Group LLC(5)	254,711	5.81%
Saber Holding GmbH(6)	287,134	6.67%

*	Less than 1%.

(1)	Includes 77,864 shares of our common stock issuable upon the exercise of options granted to MEDX Ventures Group and 75,071 shares of our common stock issuable upon the exercise of options granted to Mr. Gadot. All of such shares and 77,864 options are held by MEDX Ventures Group LLC, which is beneficially owned by Mr. Gadot. See Note 5 below.
(2)	Represents options to acquire shares of our common stock.
(3)	Based on representations and other information made or provided to the Company by Mr. Bornstein, Mr. Bornstein is the CEO and Director of LSA and of Shizim, and Mr. Bornstein is the majority equity owner of Shizim. Shizim is the majority equity owner of LSA. Accordingly, Mr. Bornstein may be deemed to share voting and investment power over the shares beneficially owned by these entities and has an address of 16 Iris Street, Rosh-Ha’Ayin Israel 4858022. Includes 2,517 shares of our common stock issuable to Mr. Bornstein upon exercise of options.
(4)	Includes shares of our common stock issuable upon the exercise of options as set forth in footnotes (1), (2) and (3). Does not include Mr. Himelfarb, who resigned effective February 1, 2019. See Note (7) below).
(5)	Includes 77,864 shares of our common stock issuable upon the exercise of options granted to MEDX Ventures Group. Mr. Gadot is the Chief Executive Officer, Company Group Chairman and majority equity owner of MEDX Venture Group and thus may be deemed to share voting and investment power over the shares beneficially owned by this entity. Does not include 77,864 shares of our common stock issuable upon the exercise of options granted to Mr. Gadot directly. See Note 1 above.
(6)	Pursuant to a Schedule 13D/A-2 filed on June 20, 2017, Mrs. Sandra Berkson owns 100% of the equity of Saber Holding GmbH. Mr. Avram Berkson and Mrs. Sandra Berkson have shared power with Saber to vote or direct the vote, and to dispose or direct the disposition, of such shares. Saber’s address is Krummbaumgasse 10/20, 1020 Wein, Austria.

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BOARD OF DIRECTORS

General

We currently have six directors serving on our Board and one vacancy. The following table lists the names, ages and positions of the individuals who serve as directors of the Company, as of August 8, 2019:

Name	Age	Position
Harel Gadot	47	President, Chief Executive Officer and Chairman of the Board of Directors
Yoav Waizer(2)(3)	54	Director
Yoseph Bornstein(1)(3)	61	Director
Scott Burell(1)(2)	54	Director
Martin Madden(1)(3)	58	Director
Prattipati Laxminarain(2)	61	Director

(1)	Member of Audit Committee.
(2)	Member of Corporate Governance Committee.
(3)	Member of Compensation Committee.

Because we have a classified Board, with each of our directors serving a staggered three-year term, only our Class I Directors are standing for election at our 2019 Annual Meeting. The following table shows the current composition of the three classes of our Board:

Class I Directors (terms scheduled to expire in 2019):

Harel Gadot (term scheduled to expire in 2019, but nominated to stand for reelection at our 2019 Annual Meeting)
Yoav Waizer (term scheduled to expire in 2019, but nominated to stand for reelection at our 2019 Annual Meeting)
Martin Madden (term scheduled to expire in 2019, but nominated to stand for reelection at our 2019 Annual Meeting)

Class II Directors (term scheduled to expire in 2020):

Scott Burell

Class III Directors (term scheduled to expire in 2021):

Yoseph Bornstein
Prattipati Laxminarain

The independent members of our Board, as determined by the Board in accordance with the existing Nasdaq Listing rules, are Messrs. Waizer, Bornstein, Burell, Madden and Laxminarain. The Board held approximately 13 regular and special meetings during the fiscal year ended December 31, 2018 and acted by unanimous written consent 1 times. Each of our directors attended at least approximately 90% of such meetings of the Board. While we encourage our directors to attend the Company’s annual Shareholder meeting, we do not have a policy requiring that they do so. All of our directors attended the Company’s 2018 annual stockholder meeting.

Committees of the Board of Directors

Presently, the Board has three standing committees — the Audit Committee, the Compensation and Stock Option Committee (the “Compensation Committee”), and the Corporate Governance and Nominating Committee (the “Corporate Governance Committee”). All members of the Audit Committee, the Compensation Committee, and the Corporate Governance Committee are, and are required by the charters of the respective committees to be, independent as determined under Nasdaq Listing rules.

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Audit Committee

The Audit Committee is composed of Messrs. Burell, Madden and Bornstein. Each of the members of the Audit Committee is independent, and the Board has determined that Mr. Burell is an “audit committee financial expert,” as defined in SEC rules. The Audit Committee acts pursuant to a written charter which is available through our website at www.microbotmedical.com. The Audit Committee held 4 meetings during the fiscal year ended December 31, 2018.

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee does this primarily by reviewing the Company’s financial reports and other financial information as well as the Company’s systems of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board of Directors have established. The Audit Committee also assesses the Company’s auditing, accounting and financial processes more generally. The Audit Committee recommends to the Board of Directors the appointment of a firm of independent auditors to audit the financial statements of the Company and meets with such personnel of the Company to review the scope and the results of the annual audit, the amount of audit fees, the company’s internal accounting controls, the Company’s financial statements contained in this proxy statement, and other related matters.

Compensation Committee

The Compensation Committee is composed of Messrs. Waizer, Madden and Bornstein. Each of the members of the Compensation Committee is independent. The Compensation Committee acts pursuant to a written charter which is available through our website at www.microbotmedical.com. The Compensation Committee held 3 meetings during the fiscal year ended December 31, 2018.

The Compensation Committee acts pursuant to a written charter. The Compensation Committee makes recommendations to the Board of Directors and management concerning salaries in general, determines executive compensation and approves incentive compensation for employees and consultants.

Corporate Governance Committee

The Corporate Governance Committee is composed of Messrs. Waizer, Laxminarain and Burell. Each of the members of the Corporate Governance Committee is independent. The Corporate Governance Committee acts pursuant to a written charter which is available through our website at www.microbotmedical.com. The Corporate Governance Committee acted by unanimous written consent one time during the fiscal year ended December 31, 2018.

The Corporate Governance Committee oversees nominations to the Board and considers the experience, ability and character of potential nominees to serve as directors, as well as particular skills or knowledge that may be desirable in light of the Company’s position at any time. From time to time, the Corporate Governance Committee may engage the services of a paid search firm to help the Corporate Governance Committee identify potential nominees to the Board. The Corporate Governance Committee and Board seek to nominate and appoint candidates to the Board who have significant business experience, technical expertise or personal attributes, or a combination of these, sufficient to suggest, in the Board’s judgment, that the candidate would have the ability to help direct the affairs of the Company and enhance the Board as a whole. The Corporate Governance Committee may identify potential candidates through any reliable means available, including recommendations of past or current members of the Board from their knowledge of the industry and of the Company. The Corporate Governance Committee also considers past service on the Board or on the board of directors of other publicly traded or technology focused companies. The Corporate Governance Committee has not adopted a formulaic approach to evaluating potential nominees to the Board; it does not have a formal policy concerning diversity, for example. Rather, the Corporate Governance Committee weighs and considers the experience, expertise, intellect, and judgment of potential nominees irrespective of their race, gender, age, religion, or other personal characteristics. The Corporate Governance Committee may look for nominees that can bring new skill sets or diverse business perspectives. Potential candidates recommended by security holders will be considered as provided in the company’s “Policy Regarding Shareholder Candidates for Nomination as a Director,” which sets forth the procedures and conditions for such recommendations. This policy is available through our website at www.microbotmedical.com.

The members of the Corporate Governance Committee have approved the nominations of the Class I directors standing for election or reelection, as the case may be, at our 2019 Annual Meeting.

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Director Oversight and Qualifications

While management is responsible for the day-to-day management of the risks the company faces, the Board, as a whole and through its committees, has responsibility for the oversight of risk management. An important part of risk management is not only understanding the risks facing the company and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. In support of this oversight function, the Board receives regular reports from our Chief Executive Officer and members of senior management on operational, financial, legal, and regulatory issues and risks. The Audit Committee additionally is charged under its charter with oversight of financial risk, including the company’s internal controls, and it receives regular reports from management, the company’s internal auditors and the company’s independent auditors. The chairman of the Board and independent members of the Board work together to provide strong, independent oversight of the company’s management and affairs through its standing committees and, when necessary, special meetings of directors.

We believe each of our directors brings valuable skills, experience, judgment, and perspectives to our company. The Board took the following qualifications into consideration, among other things, when nominating or appointing our current directors:

Harel Gadot, became President, Chief Executive Officer and Chairman of the Company’s Board following the consummation of the merger of C&RD Israel Ltd, a wholly owned subsidiary of the Company, with and into Microbot Medical Ltd. (“Microbot Israel”), with Microbot Israel surviving as a wholly owned subsidiary of the Company (the “Merger”). Mr. Gadot is a co-founder of Microbot Israel and has served as Microbot Israel’s Chief Executive Officer since Microbot Israel was founded in November 2010. He has been the Chairman of Microbot Israel’s board of directors since July 2014. He also serves as the Chairman of XACT Robotics Ltd., an Israel-based private company seeking to develop a novel platform technology for robotic needle steering in minimally invasive interventional procedures such as biopsies and ablations, since August 2013 and MEDX Xelerator L.P., a medical device and digital health Israeli incubator, since July 2016. From December 2007 to April 2010 Mr. Gadot was a Worldwide Group Marketing Director at Ethicon Inc., a Johnson and Johnson Company, where he was responsible for the global strategic marketing of the Company. Mr. Gadot also held management positions, as well as leading regional strategic position for Europe, Middle-East and Africa, as well as In Israel, while at Johnson and Johnson. Mr. Gadot served as director for ConTIPI Ltd. from August 2010 until November 2013 when ConTIPI Ltd. was acquired by Kimberly-Clark Corporation. Mr. Gadot holds a B.Sc.in Business from Siena College, Loudonville NY, and an M.B.A. from the University of Manchester, UK. The Company believes that Mr. Gadot is qualified to serve as Chairman of the Board and as President and Chief Executive Officer of the Company due to his extensive experience in strategic marketing and general management in the medical device industry.

Yoav Waizer, became a director of the Company following the Merger and has served as a member of the Board of Directors of Microbot Israel since May 2015. Mr. Waizer provides CFO services on a part-time basis to a number of venture capital funds and companies; including to Israeli Technology Investments (ITI) Fund, Next Gear Venture Partners L.P. and to Medica Venture Partners. Mr. Waizer served as CFO & COO at Cedar Fund, a venture capital fund focuses on investing in Israel-related high-tech companies and prior to that Mr. Waizer was the CFO of Star Ventures Israel, the Israeli fund of Star Ventures. Mr. Waizer is currently a director of Yeda Research & Development Co. Ltd., the technology transfer arm of the Weizmann Institute of Science, and XACT Robotics Ltd., a private Israeli company developing novel platform robotic technology for use in minimally invasive procedures. Mr. Waizer was the CFO on a part-time basis of MEDX Xelerator L.P., a medical device and digital health Israeli incubator. Mr. Waizer holds Master of Business Administration in Information Systems and B.Sc. in Accounting and Statistics, both from the Tel-Aviv University. The Company believes that Mr. Waizer is qualified to serve as a member of the Company’s board due to his extensive investment experience and extensive knowledge of the life sciences industry.

Yoseph Bornstein, became a director of the Company following the Merger. Mr. Bornstein is a co-founder of Microbot Israel and has been a member of the Board of Directors since Microbot Israel was founded in November 2010. Mr. Bornstein founded Shizim Ltd., a life science holding group in October 2000 and has served as its president since then. Mr. Bornstein is the Chairman of GCP Clinical Studies Ltd., a provider of clinical research services and educational programs in Israel since January 2002. He is the Chairman of Biotis Ltd., a service company for the bio-pharmaceutical industry, since June 2000. In addition, he is the Chairman of Dolphin Medical Ltd., a service company for the medical device industry, since April 2012, and the Chairman of ASIS Enterprises B.B.G. Ltd., a business development company focusing on creating business ties between Israeli and Japanese entities, since August 2007. Mr. Bornstein is a director of XAct Robotics Ltd., an Israeli- based private company seeking to develop a novel platform technology for robotic needle steering in minimally invasive interventional procedures, and is the founder of ShizimXL Innovation Center. In October 1992, Mr. Bornstein founded Pharmateam Ltd., an Israeli company that specialized in representing international pharmaceutical companies which was sold in 2000. Mr. Bornstein is also a founder of a number of other privately held life-science companies. Mr. Bornstein served as the Biotechnology Committee Chairman of the Unites States-Israel Science & Technology Commission (the “USISTF”) from September 2002 to February 2005 as well as a consultant for USISTF from September 2002 to February 2005. He is also the founder of ILSI-Israel Life Science Industry Organization (who was integrated into IATI) and ITTN-Israel Tech Transfer Organization. The Company believes that Mr. Bornstein is qualified to serve as a member of the Board due to his extensive experience in, and knowledge of, the life sciences industry and international business.

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Scott R. Burell, became a director of the Company following the Merger. Since August 1, 2018, Mr. Burell has been the Chief Financial Officer of AIVITA Biomedical, Inc., a private biopharmaceutical company. From November 2006 until its sale to Invitae Corp. in November 2017, he was the Chief Financial Officer, Secretary and Treasurer of CombiMatrix Corporation (NASDAQ: CBMX), a family health-focused clinical molecular diagnostic laboratory specializing in pre-implantation genetic screening, prenatal diagnosis, miscarriage analysis, and pediatric developmental disorders. He successfully led the split-off of CombiMatrix in 2007 from its former parent, has led several successful public and private debt and equity financing transactions as well as CombiMatrix’s reorganization in 2010. Prior to this, Mr. Burell had served as CombiMatrix’s Vice President of Finance since November 2001 and as its Controller from February 2001 to November 2001. From May 1999 to first joining CombiMatrix in February 2001, Mr. Burell was the Controller for Network Commerce, Inc., a publicly traded technology and information infrastructure company located in Seattle. Prior to this, Mr. Burell spent 9 years with Arthur Andersen’s Audit and Business Advisory practice in Seattle. During his tenure in public accounting, Mr. Burell worked with many clients, both public and private, in the high-tech and healthcare markets, and was involved in numerous public offerings, spin-offs, mergers and acquisitions. Mr. Burell is a Board member of Collplant Biotechnologies. (Nasdaq: CLGN), an Israeli -based publicly traded biotechnology company focused on regenerative medicine. Mr. Burell is also a Board member of Mer Telemanagement Solutions Ltd. (Nasdaq: MTSL), an Israeli-based publicly traded telecommunications services company. Mr. Burell obtained his Washington state CPA license in 1992 and is a certified public accountant (currently inactive). He holds Bachelor of Science degrees in Accounting and Business Finance from Central Washington University. The Company believes Mr. Burell’s qualifications to serve on the Board include his experience as an executive of a public life sciences company and knowledge of financial accounting in the medical technology field.

Martin Madden, has been a director of the Company since February 6, 2017. Mr. Madden has held various positions at Johnson & Johnson and its affiliates from 1986 to January 2017, most recently as Vice President, Research & Development of DePuy Synthes, a Johnson & Johnson Company, from February 2016 to January 2017. Prior to that, from July 2015 to February 2016, Mr. Madden was the Vice President, New Product Development of Johnson & Johnson Medical Devices. From January 2012 to July 2015, Mr. Madden was the Vice President, Research & Development of Johnson & Johnson’s Global Surgery Group. Mr. Madden holds a MBA from Columbia University, a M.S. from Carnegie Mellon University in Mechanical Engineering, and a B.S. from the University of Dayton in Mechanical Engineering. The Company believes that Mr. Madden is qualified to serve as a member of the Board due to his extensive experience in research and development, portfolio planning, technology assessment and assimilation, and project management and budgeting.

Prattipati Laxminarain, has been a director of the Company since December 6, 2017. From April 2006 through October 2017, Mr. Laxminarain served as Worldwide President at Codman Neuro, a global neurosurgery and neurovascular company that offers a portfolio of devices for hydrocephalus management, neuro intensive care and cranial surgery and other technologies, and which was part of DePuy Synthes Companies of Johnson & Johnson. Mr. Laxminarain holds an MBA from Indian Institute of Management, Calcutta, India and a Bachelor of Engineering from Osmania University, Hyderabad, India. The Company believes that Mr. Laxminarain is qualified as a Board member of the Company because of his extensive experience working with medical device companies and knowledge of the industries in which the Company intends to compete.

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Executive Officers

Following are the name, age and other information for our named executive officers, as of August 8, 2019. All company officers have been appointed to serve until their successors are elected and qualified or until their earlier resignation or removal. Information regarding Harel Gadot, our Chairman, President and Chief Executive Officer, is set forth above under “–Board of Directors.”

Name	Age	Position
Harel Gadot	47	President, Chief Executive Officer and Chairman of the Board of Directors
David Ben Naim	50	Chief Financial Officer

David Ben Naim, became the Company’s part-time Chief Financial Officer following the consummation of the Merger. Mr. Ben Naim is the general manager of DBN Finance Services Ltd., a company which provides outsourcing financial services to public and private companies, since 2014, including the Company. Through DBN Finance Services, Mr. Ben Naim has acted as the outsourced CFO for Emerald Medical Applications Corp. (OTC:MRLA), a digital health startup company engaged in the development, sale and service of imaging solutions, Tempramed Inc., a private medical device company, Vonetize PLC (TASE:VNTZ), an Israeli company that offers video on demand and over-the-top content services, Unet Credit Finance Services Ltd. (TASE:UNCR-M), and Todos Medical Ltd. (OTC:TOMDF), an Israeli cancer in-vitro-diagnostic company engaging in the development of a series of blood tests for the early detection of a variety of cancers. Prior to that, Mr. Ben Naim served as Chief Financial Officer for several companies in the biomedical and technology industries. From July 2012 to September 2014, Mr. Ben Naim served as Chief Financial Officer for Insuline Medical Ltd. (TASE: INSL), an Israel-based company focused on improving performance of insulin treatment methods. From 2008 until 2011, Mr. Ben Naim served as Chief Financial Officer of Crow Technologies 1977 Ltd. (OTC:CRWTF), a company that designs, develops, manufactures and sells a broad range of security and alarm systems. From 2007 to 2008, Mr. Ben Naim served as Chief Financial Officer of Ilex Medical Ltd. (TASE:ILX), a leading company in the medical diagnostics field. From 2003 to 2007, Mr. Ben Naim was the Corporate Controller of Tadiran Telecom Ltd. He started his career in 1998 at Deloitte & Touche where he left in 2003 as an Audit Senior Manager. Mr. Ben Naim holds a B.A. in social sciences from Open University, Israel, a CPA license from Ramat Gan College, Israel, and an M.B.A. from Ono Academic College, Israel.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers, directors, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership of our securities and changes in reported ownership. Executive officers, directors and greater than 10% beneficial owners are required by SEC rules to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such forms furnished to us, or written representations from the reporting persons that no Form 5 was required, we believe that, during the fiscal year ended December 31, 2018, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners have been met, with the exception of Mr. Ben Naim who failed to timely file a 4 report showing 1 transaction.

Code of Business Conduct and Ethics

We have adopted a Code of Ethics and Conduct that applies to all of our directors, officers, employees, and consultants. A copy of our code of ethics is posted on our website at www.microbotmedical.com. We intend to disclose any substantive amendment or waivers to this code on our website. There were no substantive amendments or waivers to this code in 2018.

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EXECUTIVE COMPENSATION

The following table sets forth information regarding each element of compensation that was paid or awarded to the named executive officers of the Company for the periods indicated.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)

Harel Gadot	2018	360,000		55,000	(2)	—	580,667	—	13,800	(3)	1,009,467
Chief Executive	2017	389,000		158,000		—	156,219	—	15,000	(3)	718,219
Officer	2016	275,000		—		—	—	—	—		275,000

Hezi Himelfarb(7)	2018	280,067		12,931	(4)	—	425,101	—	13,000	(5)	718,101
Former Chief Operating Officer & General	2017	228,653	(6)	40,625		—	92,205	—		(6)	361,483
Manager	2016	16,000		—		—	—	—	—		16,000

David Ben Naim	2018	70,026		—		—	26,890	—	—		96,916
Chief Financial	2017	66,000		—		—	188	—	—		66,188
Officer	2016	6,000		—		—	—	—	—		6,000

(1)	Amounts shown do not reflect cash compensation actually received by the named executive officer. Instead, the amounts shown are the non-cash aggregate grant date fair values of stock option awards made during the periods presented as determined pursuant to ASC Topic 718 and excludes the effect of forfeiture assumptions. The assumptions used to calculate the fair value of stock option awards are set forth under Note 10 to the Consolidated Financial Statements of the Company included in the Company’s Form 10-K for the fiscal year ended December 31, 2017.
(2)	Represents the remaining portion of Mr. Gadot’s 2017 bonus, which was paid in 2018. Mr. Gadot’s bonus for the 2018 fiscal year was paid in 2019.
(3)	All Other Compensation includes Mr. Gadot’s monthly automobile allowance and tax gross-up.
(4)	Represents the remaining portion of Mr. Himelfarb’s 2017 bonus, which was paid in 2018.
(5)	All Other Compensation includes Mr. Himelfarb’s yearly automobile allowance.
(6)	The salary includes $13,000 for Mr. Himelfarb’s yearly automobile allowance.
(7)	Effective as of February 1, 2019, Mr. Himelfarb, a member of the Board of Directors of the Company, and the Company’s Chief Operating Officer, resigned from all positions with the Company and from his position as General Manager of Microbot Medical Ltd., a wholly-owned subsidiary of the Company. Notwithstanding the foregoing, Mr. Himelfarb has remained to assist with the transition of his duties.

Outstanding Equity Awards at Fiscal Year-End

The following table presents the outstanding equity awards held by each of the named executive officers as of the end of the fiscal year ended December 31, 2018.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market value of Shares of Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Harel Gadot	77,846	–	$4.20	9/01/2024	–	–	–	–
	48,672	72,175	15.75	9/14/2027
Hezi Himelfarb	29,003	43,505	19.35	10/15/2027	–	–	–	–
David Ben Naim	2,000	3,000	15.30	12/28/2027	–	–	–	–

Harel Gadot Employment Agreement

The Company entered into an employment agreement (the “Gadot Agreement”) with Harel Gadot on November 28, 2016, to serve as the Company’s Chairman of the Board of Directors and Chief Executive Officer, on an indefinite basis subject to the termination provisions described in the Agreement. Pursuant to the terms of the Gadot Agreement, Mr. Gadot shall receive an annual base salary of $360,000. The salary will be reviewed on an annual basis by the Compensation Committee of the Company to determine potential increases taking into account such performance metrics and criteria as established by the Executive and the Company.

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Mr. Gadot shall also be entitled to receive a target annual cash bonus of up to a maximum amount of 40% of base salary, which maximum amount was paid for the 2018 fiscal year.

Mr. Gadot shall be further entitled to a monthly automobile allowance and tax gross up on such allowance of $1,150, and shall be granted options to purchase shares of common stock of the Company representing 5% of the issued and outstanding shares of the Company, based on vesting and other terms to be determined by the Compensation Committee of the Board of Directors.

In the event Mr. Gadot’s employment is terminated as a result of death, Mr. Gadot’s estate would be entitled to receive any earned annual salary, bonus, reimbursement of business expenses and accrued vacation, if any, that is unpaid up to the date of Mr. Gadot’s death.

In the event Mr. Gadot’s employment is terminated as a result of disability, Mr. Gadot would be entitled to receive any earned annual salary, bonus, reimbursement of business expenses and accrued vacation, if any, incurred up to the date of termination.

In the event Mr. Gadot’s employment is terminated by the Company for cause, Mr. Gadot would be entitled to receive any compensation then due and payable incurred up to the date of termination.

In the event Mr. Gadot’s employment is terminated by the Company without cause, he would be entitled to receive (i) any earned annual salary; (ii) 12 months’ pay and full benefits, (iii) a pro rata bonus equal to the maximum target bonus for that calendar year; (iv) the dollar value of unused and accrued vacation days; and (v) applicable premiums (inclusive of premiums for Mr. Gadot’s dependents) pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended, for twelve (12) months from the date of termination for any benefits plan sponsored by the Company. In addition, 100% of any unvested portion of his stock options shall immediately vest and become exercisable.

The agreement contains customary non-competition and non-solicitation provisions pursuant to which Mr. Gadot agrees not to compete and solicit with the Company. Mr. Gadot also agreed to customary terms regarding confidentiality and ownership of intellectual property.

Hezi Himelfarb Employment Agreement

We entered into an employment agreement (the “Himelfarb Agreement”) with Mr. Himelfarb on December 5, 2016, to serve as our Chief Operating Office and General Manager, on an indefinite basis subject to the termination provisions described in the Himelfarb Agreement. Pursuant to the terms of the Himelfarb Agreement, Mr. Himelfarb shall receive a base salary of 64,000 New Israeli Shekel (NIS) per month or NIS 768,000 per year, or the equivalent of approximately $203,714 per annum based on an exchange rate of $.265 for NIS 1.0.

Mr. Himelfarb shall be entitled to grants or payments subject to the adoption by the Company at its discretion of a bonus plan or policy.

Under the Himelfarb Agreement, Mr. Himelfarb was entitled to participate in the Company’s motor vehicle program and receive a motor vehicle from the Company’s vehicle pool. The Company shall pay an amount equal to 8.33% of Mr. Himelfarb’s salary, which shall be allocated to a fund for severance pay to Mr. Himelfarb, and an additional amount equal to 6.25% of Mr. Himelfarb’s salary (6.5% as of January 1, 2017), which shall be allocated to a pension plan, in addition to disability insurance contributions and as otherwise may be required by applicable Israeli law from time to time. The Company shall also contribute to an educational fund an amount equal to 7.5% of each monthly payment of Mr. Himelfarb’s full salary. Mr. Himelfarb is also entitled to options to purchase 1,087,627 shares of the Company’s common stock, which represents 3% of the Company’s issued and outstanding shares of common stock as of the closing of the Company’s merger transaction with the Subsidiary on November 28, 2016.

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The Himelfarb Agreement contains customary non-competition provisions pursuant to which Mr. Himelfarb agrees not to compete with the Company. Mr. Himelfarb also agreed to customary terms regarding confidentiality and ownership of intellectual property.

Effective as of February 1, 2019, Mr. Himelfarb, a member of the Board of Directors of the Company, and the Company’s Chief Operating Officer, resigned from all positions with the Company. Effective as of February 1, 2019, Mr. Himelfarb also resigned from his position as General Manager of Microbot Medical Ltd., a wholly-owned subsidiary of the Company. Notwithstanding the foregoing, Mr. Himelfarb remained to assist with the transition of his duties through August 1, 2019. As a result of certain termination provisions of the Himelfarb Agreement, Mr. Himelfarb is entitled to six months of compensation as a result of such resignation.

David Ben Naim Services Agreement

We entered into a services agreement (the “Services Agreement”) with DBN Finance Services effective October 31, 2016, to provide outsourced CFO services. Pursuant to the terms of the Services Agreement, DBN Finance Services will provide its services exclusively through Mr. David Ben Naim, who will serve as the principal financial and accounting officer of Microbot Israel and the Company. Mr. Ben Naim’s engagement will continue on an indefinite basis subject to the termination provisions described in the Agreement.

Pursuant to the Agreement, the Company shall pay the Service Provider a fixed fee of NIS 22,000, or the equivalent of approximately $5,835 per month based on an exchange rate of $.265 for NIS1.0, plus VAT per month, and the Company shall reimburse DBN Finance Services for reasonable and customary out of pocket expenses incurred by it or Mr. Ben Naim connection with the performance of the duties under the Services Agreement. In addition, the Company shall maintain for the benefit of Mr. Ben Naim, a Directors and Officers insurance policy, according to the Company’s policy for other directors and officers of the Company.

Both the Company and DBN Finance Services shall have the right to terminate the Agreement for any reason or without reason at any time by furnishing the other party with a 30-day notice of termination. The Company shall further be entitled to terminate the Services Agreement for “cause” without notice, in which case neither DBN Finance Services nor Mr. Ben Naim shall be entitled to any compensation due to such early termination.

DBN Finance Services and Mr. Ben Naim agreed to customary provisions regarding confidentiality and intellectual property ownership. The Services Agreement also contains customary non-competition and non-solicitation provisions pursuant to which DBN Finance Services and Mr. Ben Naim agree not to compete and solicit with the Company during the term of the Agreement and for a period of twelve months following the termination of the Agreement.

Indemnification Agreements

The Company generally enters into indemnification agreements with each of its directors and executive officers. Pursuant to the indemnification agreements, the Company has agreed to indemnify and hold harmless these current and former directors and officers to the fullest extent permitted by the Delaware General Corporation Law. The agreements generally cover expenses that a director or officer incurs or amounts that a director or officer becomes obligated to pay because of any proceeding to which he is made or threatened to be made a party or participant by reason of his service as a current or former director, officer, employee or agent of the Company, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. The agreements also provide for the advancement of expenses to the directors and officers subject to specified conditions. There are certain exceptions to the Company’s obligation to indemnify the directors and officers, and, with certain exceptions, with respect to proceedings that he initiates.

Limits on Liability and Indemnification

We provide directors and officers insurance for our current directors and officers.

Our certificate of incorporation eliminate the personal liability of our directors to the fullest extent permitted by law. The certificate of incorporation further provide that the Company will indemnify its officers and directors to the fullest extent permitted by law. We believe that this indemnification covers at least negligence on the part of the indemnified parties. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors, officers, and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

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Director Compensation

The Company adopted a compensation package for the non-management members of its Board, pursuant to which each such Board member would receive for his services $12,000 per annum, $750 per duly called Board meeting and $250 per unanimous written consent. Furthermore, each member of the Audit Committee of the Board receives an additional $10,000 per annum, and other committee members receive an additional $5,000 per annum. Board members are also entitled to receive equity awards. Upon joining the Board, a member would receive an initial grant of $40,000 of stock options (calculated as the product of the exercise price on the date of grant multiplied by the number of shares underlying the stock option award required to equal $40,000), with an additional grant of stock options each year thereafter, to purchase such number of shares of the Company’s common stock equal to $20,000, subject to the member of the Board having served on the Board for at least twelve continuous months, and having attended at least 80% of the Board meetings over the prior year.

The following table summarizes cash-based and equity compensation information for our outside directors, including annual Board and committee retainer fees and meeting attendance fees, for the year ended December 31, 2018:

Name	Fees earned or paid in cash	Stock Awards	Option Awards (1)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Yoav Waizer	$32,500	$-	$13,483	$-	$-	$-	$45,983

Yoseph Bornstein	41,250	-	13,483	-	-	-	54,733

Scott Burell	41,250	-	13,483	-	-	-	54,733

Martin Madden	41,250	-	13,483	-	-	-	54,733

Prattipati Laxminarain	27,500	-	13,483	-	-	-	40,983

(1)	Amounts shown do not reflect cash compensation actually received by the director. Instead, the amounts shown are the non-cash aggregate grant date fair values of stock option awards made during the period presented as determined pursuant to ASC Topic 718 and excludes the effect of forfeiture assumptions. The assumptions used to calculate the fair value of stock option awards are set forth under Note 10 to the Consolidated Financial Statements of the Company included in the Company’s Form 10-K for the fiscal year ended December 31, 2017.

Messrs. Gadot and Himelfarb received compensation for their services to the Company as set forth under the summary compensation table above.

Certain Relationships and Related Transactions

Related parties can include any of our directors or executive officers, certain of our stockholders and their immediate family members. Each year, we prepare and require our directors and executive officers to complete Director and Officer Questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. This helps us identify potential conflicts of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with the interests of the company as a whole. Our code of ethics requires all directors, officers and employees who may have a potential or apparent conflict of interest to immediately notify our general counsel, who serves as our compliance officer. In addition, the Corporate Governance Committee is responsible for considering and reporting to the Board any questions of possible conflicts of interest of Board members. Our code of ethics further requires pre-clearance before any employee, officer or director engages in any personal or business activity that may raise concerns about conflict, potential conflict or apparent conflict of interest. Copies of our code of ethics and the Corporate Governance Committee charter are posted on the corporate governance section of our website at www.microbotmedical.com.

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Our wholly-owned subsidiary, Microbot Medical Ltd., entered into a license agreement with Technion Research and Development Foundation Ltd., or TRDF, in 2012 pursuant to which it obtained an exclusive, worldwide, royalty-bearing, sub-licensable license to certain patents and inventions relating to the SCS and TipCAT technology platforms. TRDF is a founder of Microbot. See “Description of Business – Intellectual Property” for a description of this agreement.

Other than the above transaction, there have been no related party transactions or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

Principal Accountant Fees and Services.

Audit and Tax Fees

The Board, upon the recommendation of the Audit Committee, has selected the independent accounting firm of Brightman Almagor Zohar  & Co., a Member of Deloitte Touche Tohmatsu Limited, to audit the accounts of the Company for the year ending December 31, 2018.

The Audit Committee considered the tax compliance services provided by Brightman Almagor Zohar & Co., concluded that provision of such services is compatible with maintaining the independence of the independent accountants, and approved the provision by Brightman Almagor Zohar & Co. of tax compliance services with respect to the year ending December 31, 2018.

The Audit Committee received the following information concerning the fees of the independent accountants for the years ended December 31, 2018 and 2017, has considered whether the provision of these services is compatible with independence of the independent accountants, and concluded that it is:

	Year Ended
	12/31/18	12/31/17
Audit Fees (1)	$50,000	$35,000
Audit-Related Fees	–	–
Tax Fees	9,000	–
All Other Fees (2)	17,000	–

(1)	Audit fees represents fees for the integrated audit of our annual consolidated financial statements and reviews of the interim consolidated financial statements, and review of audit-related SEC filings
(2)	Includes fees related to issuing comfort letter and consent(s).

Audit and tax fees include administrative overhead charges and reimbursement for out-of-pocket expenses.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures for pre-approving all services (audit and non-audit) performed by our independent auditors. In accordance with such policies and procedures, the Audit Committee is required to pre-approve all audit and non-audit services to be performed by the independent auditors in order to assure that the provision of such services is in accordance with the rules and regulations of the SEC and does not impair the auditors’ independence. Under the policy, pre-approval is generally provided up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may pre-approve additional services on a case-by-case basis. During 2015 and through November 28, 2016, Microbot Israel did not have a standing audit committee.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements on behalf of the Board and selects an independent public accounting firm to perform these audits. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, preparing the financial statements, and establishing and maintaining adequate controls over public reporting. Our independent registered public accounting firm for fiscal 2018, Deloitte, had responsibility for conducting an audit of our annual financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

The Audit Committee oversaw the independent public accounting firm’s qualifications and independence, as well as its performance. The Audit Committee assisted the Board in overseeing the preparation of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, and the performance of the Company’s internal audit function. The Audit Committee met with personnel of the Company and Deloitte to review the scope and the results of the annual audit, the amount of audit fees, the Company’s internal accounting controls, the Company’s financial statements contained in the Company’s Annual Report to Shareholders and other related matters.

The Audit Committee has reviewed and discussed with management the financial statements for fiscal year 2018 audited by Deloitte, as well as management’s report on internal control over financial reporting, using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control — Integrated Framework. The Audit Committee has discussed with Deloitte various matters related to the financial statements, including those matters required to be discussed by SAS 114 (The Auditor’s Communication with Those Charged with Governance). The Audit Committee has also discussed with Deloitte its report on internal control over financial reporting, has received the written disclosures and the letter from Deloitte required by Public Company Accounting Oversight Board (PCAOB) Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence (Rule 3526), and has discussed with Deloitte its independence.

Based upon such review and discussions, the Audit Committee recommended to the Board of Directors, and the Board approved the recommendation, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2018 for filing with the SEC.

AUDIT COMMITTEE

Scott Burell
Martin Madden
Yoseph Bornstein

The foregoing Audit Committee Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts, except to the extent we specifically incorporate by reference into such filings.

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PROPOSAL 1: NOMINEES FOR ELECTION OF CLASS I DIRECTORS

The number of directors is currently fixed at seven, with one vacancy. Both our restated certificate of incorporation, as amended to date, and our amended and restated by-laws provide for the classification of the Board into three classes (Class I, Class II and Class III), as nearly equal in number as possible, with the term of office of one class expiring each year.

Unless otherwise instructed, the enclosed proxy will be voted to elect the nominees named below, each of whom is now a Class I director, as Class I directors for a term of three years expiring at the 2022 Annual Meeting of Shareholders and until their successors are duly elected and qualified. All three Class I director nominees have been recommended by the Corporate Governance Committee because of their past experience serving on the Company’s Board, the breadth of their business expertise, sound judgment, and demonstrated leadership, among other things. Proxies cannot be voted for a greater number of persons than the number of nominees named below. It is expected that the nominees will be able to serve, but if any are unable to serve, the proxy will be voted for a substitute nominee or nominees designated by the Board.

The Corporate Governance Committee has recommended and the Board has nominated Harel Gadot, Yoav Waizer, and Martin Madden for election as the Company’s Class I directors to serve as Class I Directors until the 2022 Annual Meeting of Shareholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL 1 TO ELECT AS DIRECTORS THE THREE NOMINEES DESCRIBED ABOVE.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED ACCOUNTING FIRM

The Company is asking the stockholders to ratify the selection of Deloitte, or its U.S. affiliate, as the Company’s independent public accountants for the fiscal year ending December 31, 2019. The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting will be required to ratify the selection of Deloitte or its U.S. affiliate.

In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a recommendation to select other auditors for the subsequent year, which the Audit Committee would then take under advisement. Even if the selection is ratified, the Audit Committee of the Board at its discretion could decide to terminate the engagement of Deloitte or its U.S. affiliate and engage another firm at any time if the Audit Committee determines that such a change would be necessary or desirable in the best interests of the Company and its stockholders.

A representative of Deloitte is expected to attend the Annual Meeting telephonically and is not expected to make a statement, but will be available to respond to appropriate questions and may make a statement if such representative desires to do so.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL 2 TO RATIFY THE SELECTION OF DELOITTE OR ITS U.S. AFFILIATE AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2019.

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PROPOSAL 3: APPROVAL OF AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REDUCTION IN TH AUTHORIZED NUMBER OF SHARES OF CAPITAL STOCK

General

Our Board has adopted a resolution declaring advisable and recommending to the stockholders for their approval a proposal to amend the Company’s restated certificate of incorporation, as amended to date, to effect to effect a reduction in the authorized number of shares of capital stock the Company is authorized to issues from 221,000,000 to 61,000,000, including a reduction in the number of authorized shares of common stock of the Company from 220,000,000 to 60,000,000 (the “Share Reduction”). If the Share Reduction is approved, the Company will file an appropriate Certificate of Amendment to its Restated Certificate of Incorporation to affect such Share Reduction. Our primary reason for seeking to effect the Share Reduction is that the Share Reduction will reduce the Company Delaware franchise tax obligations.

A sample form of the Certificate of Amendment relating to this Proposal Number 3, which we would complete and file with the Secretary of State of the State of Delaware to carry out the Share Reduction, is attached to this proxy statement as Schedule A (the “Amendment”). Stockholders are encouraged to review this carefully as it would modify the capitalization of the Company upon its effectiveness.

As further detailed below, the Company is presently authorized to issue 221,000,000 shares of capital stock, which consists of 220,000,000 shares of common stock, par value $0.01 per share and 1,000,000 shares of undesignated preferred stock, $0.01 per share. As of August 8, 2019, the Company had 4,307,666 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. As proposed, the Share Reduction would reduce the authorized capital of the Company from 221,000,000 to 61,000,000, including in a reduction in the authorized number of shares of common stock from 220,000,000 to 60,000,000. The Share Reduction would not affect the authorized number of shares of preferred stock, which would remain at 1,000,000. The proposed Share Reduction will not affect any stockholder’s proportionate equity interest in the Company. Neither the par value of the common stock nor any rights presently accruing to holders of Common Stock would be affected by this Amendment.

The following table illustrates the effect of the Amendment on the Company’s common stock based on shares authorized, issued, outstanding and available for future issuance as of August 8, 2019.

	Common Stock, 0.01 Par Value
	Prior to Amendment	Assuming Amendment

Authorized shares	220,000,000	60,000,000

Issued shares (1)	4,307,666	4,307,666

Shares available for future issuance (1)	215,692,334	55,692,334

(1) Does not include shares underlying options or warrants.

Reasons for Proposed Share Reduction

The Board believe the Share Reduction, if affected, will reduce the Company’s annual Delaware franchise tax liability by approximately $130,000 commencing for the year ending December 31, 2019. Assuming no changes in future Delaware franchise tax law and the Company’s current financial position, the Board anticipates that there will be ongoing savings however, there can be no assurance that such result will occur.

The Board is not aware of any present efforts by any persons to accumulate common stock or to obtain control of the Company. The Amendment is being sought for the sole purpose of reducing the number of shares authorized capital stock for future issuance to reduce the Company’s current Delaware franchise tax liability. The Board believes that the remaining shares of authorized capital stock under the Restated Certificate of Incorporation after giving effect to the Share Reduction will be sufficient to satisfy the Company’s capital requirements in the future.

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Potential Disadvantages of the Proposal

Although the Board believes that 60,000,000 authorized shares of common stock will be sufficient for our expected purposes for the foreseeable future, these expectations could turn out to be wrong and we may require additional authorized shares sooner than we expect. In that case, we would be required to obtain the approval of our stockholders to effect an increase to our authorized shares. Any such increase to our authorized shares may require us to solicit consents or proxies and hold a vote at an annual or special meeting of our stockholders. The stockholder meeting process can be costly and time-consuming and is subject to a variety of SEC rules that implement waiting periods throughout the process, which could prevent us from obtaining any increase to our authorized shares in a timely manner. Moreover, our stockholders may not approve any proposal to increase our authorized shares. Either of these outcomes could cause us to forego opportunities that we believe to be valuable or prevent us from using equity for compensation or other corporate purposes, which could limit our flexibility and prospects.

Market for the Company’s Common Stock

The common stock of the Company trades on the NASDAQ Capital Market under the symbol “MBOT”.

As of July 22, 2019, there were approximately 11,500 beneficial owners of the Company’s common stock. The closing price of the common stock of the Company was $5.89 on August 8, 2019.

Vote Required and Board of Directors Reservation of Rights

Under Delaware law, approval of the Share Reduction requires the affirmative vote of at least a majority of the outstanding shares of the Company’s common stock. Such approval will authorize the Board to effectuate a reduction in the number of authorized shares of common stock by filing the Amendment with the Secretary of State of the State of Delaware.

No Dissenter’s Rights

Under Delaware law, stockholders are not entitled to dissenter’s rights of appraisal with respect to the proposed Share Reduction.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL 3 TO APPROVE THE AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE SHARE REDUCTION.

OTHER MATTERS

Shareholder Proposals

Shareholders who wish to present proposals for inclusion in the Company’s proxy materials for the 2020 Annual Meeting of Shareholders may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible, the Shareholder proposals must be received by our corporate secretary on or before April 11, 2020.

Shareholders who wish to make a proposal at the 2020 Annual Meeting of Shareholders, other than one that will be included in our proxy materials, must notify us no later than June 25, 2020 (see Rule 14a-4 under the Exchange Act). If a Shareholder who wishes to present a proposal at the 2020 Annual Meeting of Shareholders fails to notify us by June 25, 2020, the proxies that management solicits for the meeting will confer discretionary authority to vote on the Shareholder’s proposal if it is properly brought before the meeting.

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Shareholder Nominations of Directors

A shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors by giving timely notice thereof in proper written form to the secretary accompanied by a petition signed by at least 100 record holders of capital stock of the Company which shows the class and number of shares held by each person and which represent in the aggregate 1% or more of the outstanding shares entitled to vote in the election of directors. The submission must be in writing and delivered to Microbot Medical Inc., Attn: Secretary, Board of Directors, 25 Recreation Park Drive, Unit 108, Hingham, MA 02043, in accordance with the advance notice procedures and other requirements set forth in Section 3.2 of our bylaws for nominees to be considered for nomination at the 2020 annual meeting. These requirements are separate from, and in addition to, the requirements discussed above to have the shareholder nomination or other proposals included in our proxy statement and form of proxy/voting instruction card pursuant to the SEC’s rules. Submissions must include the name, address and number of shares of common stock beneficially owned by each participant in the Nominating Shareholder group, a representation that the Nominating Shareholder meets the requirements described in the Board policy and will continue to meet them through the date of the annual meeting, a description of all arrangements or understandings between or among the Nominating Shareholder group (or any participant in the Nominating Shareholder group) and the candidate or any other person or entity regarding the candidate, all information regarding the candidate that the Company would be required to disclose in a proxy statement under SEC rules, including whether the candidate is independent or, if not, a description of the reasons why not, the consent of the candidate to serve as a director, and representations by the candidate regarding his or her performance of the duties of a director. Full details may be obtained from the secretary of the Board at the address above or on our website at www.microbotmedical.com. The Corporate Governance Committee will consider and evaluate up to two candidates recommended in accordance with this policy in connection with any annual meeting. The Corporate Governance Committee will consider and evaluate candidates recommended by Shareholders on the same basis as candidates recommended by other sources.

In addition, the Company’s by-laws provide that a Shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors by giving timely notice thereof in proper written form to the Secretary accompanied by a petition signed by at least 100 record holders of capital stock of the Company representing in the aggregate 1% or more of the outstanding shares entitled to vote in the election of directors, which petition must show the class and number of shares held by each person. To be timely, such notice and petition must be received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting, except if less than 70 days notice of the date of the meeting is given to Shareholders, in which case the notice and petition must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of such date was made. The requesting Shareholder is required to provide information with respect to the nominee(s) for director similar to that described above, as more fully set forth in the Company’s by-laws.

Form 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC, is available without charge upon request by writing to Microbot Medical Inc. at 25 Recreation Park Drive, Unit 108, Hingham, MA 02043, Attention: Investor Relations. A copy of this report is also available through our website at www.microbotmedical.com or, alternatively, at www.sec.gov.

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“Householding” of Proxy Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to shareholders may have been sent to multiple shareholders in your household. The Company will promptly deliver a separate copy of either document to you if you contact the Secretary at the following address or telephone number: Microbot Medical Inc., 25 Recreation Park Drive, Unit 108, Hingham, MA 02043; telephone: (781) 875-3605. In addition, copies of both documents may be obtained from our website (www.microbotmedical.com, click on the button “Investors” and then “Presentation + Resources”). You may also request information from Morrow Sodali LLC, our proxy solicitor, at the following address and telephone number: Morrow Sodali LLC, 470 West Avenue, Stamford, CT 06902; Stockholders Call Toll Free: 800-662-5200; Microbot-info@morrowsodali.com. If you want to receive separate copies of the proxy statement or the annual report to shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address or telephone number.

Other Business

The Board knows of no business that will come before the meeting for action except as described in the accompanying Notice of Meeting. However, as to any such business, the persons designated as proxies will have authority to act in their discretion.

By order of the Board of Directors

Harel Gadot
Chairman, President, and Chief Executive Officer

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Schedule A

CERTIFICATE OF AMENDMENT TO THE

RESTATED CERTIFICATE OF INCORPORATION OF

MICROBOT MEDICAL INC.

Microbot Medical Inc. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that:

1. The name of the Corporation is Microbot Medical Inc. and the Corporation was originally incorporated pursuant to the DGCL under the name Cellular Transplants, Inc. and the original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 2, 1988. The original certificate of incorporation was then restated on December 5, 1991 to change the name of the corporation to Cytotheraputics, Inc. The certificate of incorporation as restated was further amended on May 24, 2000 to change the name of the corporation to StemCells, Inc. The certificate of incorporation was restated on August 25, 2006. The certificate of incorporation as restated was further amended on November 28, 2016 to change the name of the corporation to Microbot Medical Inc. The certificate of incorporation as restated was further amended on September 4, 2018 to effect a reverse stock split of the Corporation’s common stock (as amended and restated, the “Certificate of Incorporation”).

2. Upon filing of this Certificate of Amendment to the Certificate of Incorporation, the first paragraph of Paragraph THREE of the Certificate of Incorporation shall be amended to read in its entirety as set forth below:

The total number of shares of stock that this Corporation shall have authority to issue is 61,000,000, consisting of 60,000,000 share of Common Stock, with a par value of $0.01 per share (the “Common Stock”), and 1,000,000 shares of Undesignated Preferred Stock with a par value of $0.01 per share (the “Undesignated Preferred Stock”).

3. This Amendment was duly adopted in accordance with Section 242 of the DGCL. The Board of Directors duly adopted resolutions setting forth and declaring advisable this Amendment and directed that the proposed Amendment be considered by the stockholders of the Corporation. A meeting of stockholders was duly called upon notice in accordance with Section 222 of the DGCL and held on September 10, 2019, at which meeting the necessary number of shares were voted in favor of the proposed Amendment. The stockholders of the Corporation duly adopted this Amendment.

4. The remaining provisions of the Certificate of Incorporation are not affected by the aforementioned amendment and remain in full force and are not affected by this Amendment.

5. The foregoing Amendment shall be effective as of September [__], 2019.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this [__] day of September, 2019.

By:
Name:	Harel Gadot
Title:	CEO, President and Chairman of the Board

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microbot medical

VOTE

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Your vote matters – here's how to vote!

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Go to **www.envisionreports.com/MBOT** or scan the QR code — login details are located in the shaded bar below.

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Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Against	Abstain
01 - Harel Gadot	☐	☐	☐
02 - Yoav Waizer	☐	☐	☐
03 - Martin Madden	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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C 1234567890 JNT

3 2 D M 4 2 6 2 1 7

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

03IOMA

2019 Annual Meeting of Shareholders
of Microbot Medical Inc.
September 10, 2019 4:00 P.M. Eastern Time

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Microbot Medical Inc.

Notice of 2019 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting – September 10, 2019

Harel Gadot is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Microbot Medical Inc. to be held on September 10, 2019 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR each of the nominees listed in Proposal 1, FOR Proposal 2, and FOR Proposal 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

C **Non-Voting Items**

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Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐